Ex - (j)(i)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 19, 2010 for the Schwab GNMA Fund, Schwab California Tax-Free Bond Fund, Schwab Short-Term Bond Market Fund, Schwab Total Bond Market Fund, Schwab Tax-Free Bond Fund, Schwab California Tax-Free YieldPlus Fund, Schwab Tax-Free YieldPlus Fund, Schwab Inflation Protected Fund and Schwab Premier Income Fund and dated October 21, 2010 for the Schwab YieldPlus Fund (collectively, the “Funds”) relating to the financial statements and financial highlights which appear in the August 31, 2010 Annual Reports to Shareholders of the Funds which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
December 6, 2010